FORM C-AR  ANNUAL REPORT

GACW INCORPORATED

3100 WEST RAY ROAD, SUITE 201

CHANDLER, ARIZONA 85226

(858) 621-3126

https://globalaircylinderwheels.com/

This Annual Report is dated May 9, 2025.

BUSINESS

Business Summary

GACW Incorporated (GACW) is an engineering company based in Chandler, Arizona that has developed and field tested the Air Suspension Wheel (ASW), a revolutionary nonpneumatic mechanical wheel assembly designed primarily for off-the-road (OTR) vehicles in the mining industry. The ASW technology addresses critical issues in the mining sector, particularly tire overheating during long-distance hauls, safety concerns related to tire inflation, and the high costs associated with conventional rubber tires. GACW's patentprotected technology offers a solution that increases operational efficiency while reducing safety risks and environmental impact. The company is positioned to disrupt the traditional OTR tire market by providing a more durable, safer alternative that requires less maintenance and offers improved vehicle performance. Other verticals are being pursued as well including military and commercial trucking.

The Company has assembled a patent portfolio of seventeen (17) issued patents:

9,399,370, 10,987,969, 10,987,970, 10,987,971, 11,173,744, 11,135,871, 11,325,417, 11,458,759, 11,458,760, 11,544,606, 11,565,552,11,590,795, 11,801,711, 12,145,405, 12,251,964 and D960,084 - all related to Wheels Assembly or Tread Assembly for a Wheel. The Company also has numerous PCT applications filed.

The Company was initially formed as 2017, LLC in Arizona on April 2, 2004 and became GACW Incorporated on November 26, 2019.

2024Developments

In 2024, GACW achieved several significant milestones in product development and market positioning. The company successfully built and tested an improved lateral restraint design for the CAT 994 loader wheels, with results within 10% of engineering simulations. Testing demonstrated the lateral restraint could withstand up to 51 metric tons of force, exceeding expectations. GACW completed the manufacturing of wheels for both CAT 994 loaders and CAT 793 trucks, with field testing conducted throughout the year. A licensee of the Company’s technology successfully tested their ASW adaptation on a loader vehicle that operated continuously for over 100 days, validating the technology's durability.

GACW expanded its market presence through strategic industry engagements, including presenting at the Innovation for Sustainable Solutions Forum at the University of Western Australia, participating in the 2024 HME Tire User Forum with a major Tier I Australian mining company, and securing an invitation to CNBC's "Making Money in Tech" program. The company strengthened its executive team by appointing Darryl Crowder as COO and Rodrigo Pinheiro as CTO. Additionally, GACW continued to build its intellectual property portfolio, increasing its total issued patents to over 62, with more than 100 pending globally, including new patents in Brazil, a strategic manufacturing and mining market.

PREVIOUS OFFERINGS

Type of security sold: Convertible Note Final amount sold: $1,389,715.66 Use of proceeds: Engineering, design, computer simulation, fabrication, shipping and general working capital Date: May 15, 2019 Offering exemption relied upon: 506(c)

Type of security sold: Convertible Note Final amount sold: $550,000.00 Use of proceeds: Engineering, design, fabrication, shipping and general working capital Date: September 30, 2019 Offering exemption relied upon: 506(c)

Name: Preferred Stock Type of security sold: Equity Final amount sold: $0.00 Number of Securities Sold: 9,400,000 Use of proceeds: Founders Stock Date: November 26, 2019 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $100,000.00 Number of Securities Sold: 103,000 Use of proceeds: General working capital Date: November 15, 2019 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $807,875.00 Number of Securities Sold: 1,702,166 Use of proceeds: Engineering, fabrication, shipping and general working capital Date: January 20, 2020 Offering exemption relied upon:

506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $0.00 Number of Securities Sold: 1,256,231 Use of proceeds: Shares issued on conversion of debt Date: September 10, 2020 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $30,307.00 Number of Securities Sold: 60,614 Use of proceeds: General working capital Date: September 15, 2020 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $4,000.00 Number of Securities Sold: 8,000 Use of proceeds: General working capital Date: September 16, 2020 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $820,864.00 Number of Securities Sold: 2,610,975 Use of proceeds: Patent expenses, interest payments, engineering and design, and general working capital Date: November 28, 2020 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $272,116.00 Number of Securities Sold: 643,165 Use of proceeds: Working Capital Date: July 31, 2021 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $50,000.00 Number of Securities Sold: 100,000 Use of proceeds: Working Capital Date: September 10, 2021 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $38,125.00 Number of Securities Sold: 41,078 Use of proceeds: Working Capital Date: January 28, 2022 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $3,270,384 Number of Securities Sold: 1,948,875 Use of proceeds: Working Capital/R&D Date: May 04, 2022 Offering exemption relied upon: Regulation CF

Name: Common Stock Type of security sold: Equity Final amount sold: $945,026.88 Number of Securities Sold: 452,256 Use of proceeds: Working Capital/R&D Date: November 24, 2022 Offering exemption relied upon: Regulation CF

Name: Common Stock Type of security sold: Equity Final amount sold: $10,150 Number of Securities Sold: 5,780 Use of proceeds: Working Capital Date: August 17, 2022 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $583,881 Number of Securities Sold: 1,179,181 Use of proceeds: Working Capital Date: November 2, 2022 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Secured Note Conversion Final amount sold: $0 Number of Securities Sold: 1,914,054 Use of proceeds: Working Capital Date: November 15, 2022 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $56,500 Number of Securities Sold: 100,000 Use of proceeds: Working Capital Date: December 15, 2022 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $65,730 Number of Securities Sold: 113,840 Use of proceeds: Working Capital Date: January 31, 2023 Offering exemption relied upon: 506(c)

Name: Common Stock Type of security sold: Equity Final amount sold: $187,772 Number of Securities Sold: 302,660 Use of proceeds: Working Capital Date: March 31, 2023 Offering exemption relied upon: 506(c)

Name: Common Stock Type of Security Sold: Equity Final Amount Sold: $113,000 Number of Securities Sold: 45,200 Use of proceeds: Working Capital Date: August 16, 2023 Offering Exemption relied upon: 506(c)

Name: Common Stock Type of Security Sold: Equity Final Amount Sold: $1,765,719.55 Number of Securities Sold: 547,821 Use of

proceeds: Working Capital Date: January 17, 2024 Offering Exemption Relied upon: Regulation CF

Name: Common Stock Type of Security Sold: Equity Final Amount Sold: $130,814.00 Number of Securities Sold: 47,568 Use of proceeds: Working Capital Date: October 2024 Offering Exemption Relied Upon: 506(c)

Name: Common Stock Type of Securities Sold: Equity Final Amount Sold: $59,667.19 Number of Securities Sold: 17,050 Use of Proceeds: Employee/Contractor Compensation Date: December 31,

2024 Offering Exemption Relied On: Section 4(a)(2)

Name: Common Stock Type of Securities Sold: Equity Final Amount Sold: $300,000.00 Number of Securities Sold: 150,000 Use of Proceeds: Director Compensation Date: December 31, 2024, Offering Exemption Relied On: Section 4(a)(2)

REGULATORY INFORMATION

The company has not previously failed to comply with the requirements of Regulation Crowdfunding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operating Results - 2024 Compared to 2023

Circumstances which led to the performance of financial statements:

Revenue. We have earned $0 in 2024 compared to $1,489,980 in 2023.

Cost of sales. Cost of sales in 2024 and 2023 was $0.

Gross margins. The forecasted gross margins have decreased due to the increased manufacturing costs, however, GACW believes that once we have a final proven product, the sales price can be adjusted accordingly.

Expenses. The Company's operating expenses consist of advertising and marketing, legal & professional fees, selling, general and administrative, payroll and related expenses, stock-based compensation, contractor fees and research and development costs. Operating expenses in 2024, through December 31, 2024 increased $1,824,560 from 2023, going from $2,390,167 in 2023 to $4,214,727. The Company has reduced the monthly burn rate by letting go of some consultants during the manufacturing period. The cost of advertising and insurance has increased as we are entering the revenue stage. The Company is also heavily investing in research and development.

Historical results and cash flows: The product is still in the R&D phase, and therefore will be capital heavy at the moment. Once there is a minimal viable product, we expect revenues to increase and the cash flow to change. Previously, GACW had private placements, loans, and worked through Start Engine and DealMaker to raise capital using equity crowdfunding. In the future, we expect license deals and profit generating revenues. Some of this has already happened in 2023. Based on all this, we do not believe our company's historical performance is indicative of future results once we have progressed beyond the R&D phase.

Liquidity and Capital Resources. On December 31, 2024, the Company had cash of $183,966, restricted cash of $62,349, other receivables from related parties of $10,000, and prepaid assets of $11,336. The Company intends to raise additional funds through additional equity financing.

DEBT

Creditor: Zoltan Kemeny, Interest Rate: 6.0% Total Loan Amount Outstanding $1,130,001 plus accrued interest of $44,548. Maturity Date: November 1, 2025.

Creditor: Jan Lorant, Interest Rate: 6%, Total Loan Amount Outstanding $500,000 plus accrued interest of $13,325. Maturity Date: November 1, 2025.

Creditor: Mark Keenan, Interest Rate: 6.0% Total Loan Amount Outstanding: $250,000 plus accrued interest of $1,458. Maturity Date: November 1, 2025.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our directors and executive officers as of the date hereof, are as follows:

Name: Dr. Zoltan Kemeny, Dr. Zoltan Kemeny's current primary role is with the Issuer. Positions and offices currently held with the issuer:

Position: Chief Executive Officer (April 2024 to December 18, 2024), President, and Treasurer Dates of Service: April, 2004 to Present, Chief Innovation Officer (CIO) December 18, 2024 to present.

Responsibilities: Engineering and overall direction of company.

Salary: $174,000; Stock Options: 262,500 (Year 2020), 131,250 (Year 2021).

Position: Director, Dates of Service: November, 2019 – present

Present Responsibilities: Work jointly with other directors on material decisions

Other business experience in the past three years: Employer: 2019, LLC Title: President

& Owner Dates of Service: April, 2004 - Present Responsibilities: Creates, communicates and implements the organization's vision, mission and overall direction.

Name: Harmen van Kamp, Harmen van Kamp's current primary role is with the Issuer. Positions and offices currently held with the issuer:

Position: Chief Executive Officer (December 18, 2024 to present) Senior Vice President of Global Sales Dates of Service: May, 2016 - Present

Responsibilities: Implementing Company Policy and Overall Management. Marketing and Sales. Salary: $132,000; Stock Options: 150,000 (Year 2020), 75,000 (Year 2021).

Position: Director Dates of Service: April, 2021 - Present Responsibilities: Part of the management team.

Name: Mark Keenan, Mark Keenan's current primary role is self-employed. Mark Keenan currently services 1 hours per week in his role with the Issuer. Positions and offices currently held with the issuer:

Position: Non-Executive Director Dates of Service: November, 2020 - Present Responsibilities: Non-Executive Director. Salary: $0, no equity compensation.

Maria Kemeny, Maria Kemeny's current primary role is with the Issuer. Positions and offices currently held with the issuer:

Position: Secretary Dates of Service: May, 2014 - Present Responsibilities: Secretary. Salary: $0, no equity compensation.

Name: Jan Lorant, Jan Lorant's current primary role is with Gabor Lorant Architects Inc. Jan Lorant currently serves 4 hours per week in his role with the Issuer. Positions and offices currently held with the issuer.

Position: Non-Executive Director and Chairman of the Board. Dates of Service: January,

2022 - Present Responsibilities: Advisor on business strategy. Salary: $0, plus Issued 450,000 shares of common stock for service as Chairman of the Board, vesting 150,000 shares effective March 1, 2024, 150,000 shares effective March 1, 2025 and 150,000 shares effective March 1, 2026.

Other business experience in the past three years: Employer: Gabor Lorant Architects

Inc. Title: Owner/ Principal Dates of Service: March, 1987 - Present

Responsibilities: President and lead designer, providing architectural and engineering services to federal, state, and municipal entities.

Other business experience in the past three years: Employer: Lorant Group Inc. Title: President Dates of Service: January, 1990 - Present Responsibilities: Manage the operations and the design/marketing of products.

Name: Rodrigo Pinheiro, Rodrigo Pinheiro’s current primary role is with the Issuer. Positions and Offices Currently Held with the Issuer:

Position: Chief Technical Officer (CTO) July 19, 2024 to the present.

Responsibilities: Oversee technical aspects of Company operation including its patent portfolio.

Salary: $252,000 per year

Other business experience in the last three years: Vice President of Engineering for Click Bond, Inc. from May 2019 to June 2023.

Name: Darryl Crowder, Darryl Crowder’s current primary role is with the Issuer. Positions and Offices Currently Held with the Issuer:

Position: Chief Operations Officer (COO) July 19, 2024 to the present.

Responsibilities: Oversee the day-to-day operations of the Company.

Salary: $162,000 per year

Other business experience in the last three years: Manager of GACW Limited (Australia) from August 2022 to November 2023; Managing Director of Brownfield Engineering and Maintenance Pty Ltd. From July 2011 to July 2022.

PRINCIPAL SECURITY HOLDERS

Set forth below is information regarding the beneficial ownership of our Common Stock, as of December 31, 2024, by (i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our Preferred Stock and Common Stock, and (ii) all of the current officers and directors as a group. We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares beneficially owned.

Title of class: Preferred Stock

10% Stockholder, Name: Dr. Zoltan Kemeny. Amount and nature of Beneficial ownership: 5,735,568 shares, Percent of class: 61.02%;

Harmen van Kamp. Amount and nature of Beneficial Ownership: 2,000,000 shares, Percent of class: 21.28%;

Jan Lorant. Amount and Nature of Beneficial Ownership: 1,000,000 shares, Percent of Class 10.64%.

Collective Ownership of Preferred Stock by all current officers and directors as a group:

8,735,568 shares, Percent of Class, 92.93%.

Title of Class: Common Stock Stockholder Name:

Wheels Investment LLC Amount and nature of Beneficial Ownership: 3,865,544 shares, Percent of class: 31.38%

Collective Ownership of Common Stock by all current officers and directors as a group:

5,168,609 shares, Percent of Class: 41.96%

RELATED PARTY TRANSACTIONS

Name of Person/Entity: Zoltan Kemeny

Names of 20% owners: Zoltan Kemeny

Relationship with Company: Director

Nature/ amount of interest in the transaction:

Unsecured Loans of USD $1,130,001 plus accrued interest of $44,548.

Material Terms: USD $1,130,001 with a maturity date of November 1, 2025. interest rate of 6% per annum, unsecured.

Name of Person/Entity: Jan Lorant Relationship with Company: Director

Nature/Amount of Interest in Transaction:

Unsecured Loans of USD $500,000 plus accrued interest of $13,325.

Material Terms: USD $500,000 with a maturity date of November 1, 2025.

Interest rate of 6% per annum, unsecured.

Name of Person/Entity: Mark Keenan

Relationship with Company: Director

Nature/Amount of Interest in Transaction:

Unsecured Loans of USD $250,000 plus accrued interest of $1458.

Material Terms: USD $250,000 with a maturity date of November 1, 2025.

OUR SECURITIES

The company has authorized Common Stock and Preferred Stock.

Common Stock

The amount of security authorized is 20,000,000 with a total of 13,922,451 outstanding. Voting Rights 1 vote per share. The Corporation also has the authority to issue shares of Common Stock with such voting rights as the Corporation deems appropriate. See Voting Rights of Securities Sold in this Offering below for additional information.

Material Rights The total outstanding amount does not include 16,600 shares that may be issued pursuant to outstanding warrants. The total outstanding amount does not include 798,750 shares that may be issued pursuant to outstanding options.

Voting Rights of Securities Sold in this Offering Voting Proxy. Each Subscriber shall appoint the Chief Executive Officer of the Company (the "CEO"), or his or her successor, as the Subscriber's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to, consistent with this instrument and on behalf of the Subscriber, (i) vote all Securities, (ii) give and receive notices and communications, (iii) execute any instrument or document that the CEO determines is necessary or appropriate in the exercise of its authority under this instrument, and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing. The proxy and power granted by the Subscriber pursuant to this Section are coupled with an interest. Such proxy and power will be irrevocable. The proxy and power, so long as the Subscriber is an individual, will survive the death, incompetency and disability of the Subscriber and, so long as the Subscriber is an entity, will survive the merger or reorganization of the Subscriber or any other entity holding the Securities. However, the Proxy will terminate upon the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock or the effectiveness of a registration statement under the Securities Exchange Act of 1934 covering the Common Stock.

Preferred Stock

The amount of security authorized is 10,000,000 with a total of 9,400,000 outstanding. Voting Rights 1.25 votes per share.

Material Rights. There are no material rights associated with Preferred Stock.

Minority Holders

What it means to be a minority holder.

As a minority holder you will have limited ability, if at all, to influence our policies or any other corporate matter, including the election of directors, changes to our company's governance documents, additional issuances of securities, company repurchases of securities, a sale of the company or of assets of the company or transactions with related parties.

Dilution

Investors should understand the potential for dilution. The investor's stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will decrease, even though the value of the company may increase. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible notes, preferred shares or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings. If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it's important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

RISK FACTORS

Risk Factors

Uncertain Risk An investment in the Company (also referred to as "we", "us", "our", or "Company") involves a high degree of risk and should only be considered by those who can afford the loss of their entire investment. Furthermore, the purchase of any of the Common Stock should only be undertaken by persons whose financial resources are sufficient to enable them to indefinitely retain an illiquid investment. Each investor in the Company should consider all of the information provided to such potential investor regarding the Company as well as the following risk factors, in addition to the other information listed in the Company's Form C. The following risk factors are not intended, and shall not be deemed to be, a complete description of the commercial and other risks inherent in the investment in the Company.

Our business projections are only projections. There can be no assurance that the Company will meet our projections. There can be no assurance that the Company will be able to find sufficient demand for our product, that people think it's a better option than a competing product, or that we will able to provide the service at a level that allows the Company to make a profit and still attract business.

Any valuation at this stage is difficult to assess. The valuation for the offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

The transferability of the Securities you are buying is limited. Any Common Stock purchased through this crowdfunding campaign is subject to SEC limitations of transfer. This means that the stock/note that you purchase cannot be resold for a period of one year. The exception to this rule is if you are transferring the stock back to the Company, to an "accredited investor," as part of an offering registered with the Commission, to a member of your family, trust created for the benefit of your family, or in connection with your death or divorce.

Your investment could be illiquid for a long time. You should be prepared to hold this investment for several years or longer. For the 12 months following your investment there will be restrictions on how you can resell the securities you receive. More importantly, there is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. The Company may be acquired by an existing player in the educational software development industry. However, that may never happen or it may happen at a price that results in you losing money on this investment.

If the Company cannot raise sufficient funds it will not succeed. The Company is likely to need additional funds in the future to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the Company itself or the broader economy, it may not survive. If the Company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in "Use of Proceeds."

We may not have enough capital as needed and may be required to raise more capital. We anticipate needing access to credit to support our working capital requirements as we grow. Although interest rates are low, it is still a difficult environment for obtaining credit on favorable terms.

If we cannot obtain credit when we need it, we could be forced to raise additional equity capital, modify our growth plans, or take some other action. Issuing more equity may require bringing on additional investors. Securing these additional investors could require pricing our equity below its current price. If so, your investment could lose value as a result of this additional dilution. In addition, even if the equity is not priced lower, your ownership percentage would be decreased with the addition of more investors.

If we are unable to find additional investors willing to provide capital, then it is possible that we will choose to cease our sales activity. In that case, the only asset remaining to generate a return on your investment could be our intellectual property. Even if we are not forced to cease our sales activity, the unavailability of credit could result in the Company performing below expectations, which could adversely impact the value of your investment.

Terms of subsequent financings may adversely impact your investment. We will likely need to engage in common equity, debt, or preferred stock financings in the future, which may reduce the value of your investment in the Common Stock. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital.

The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms that are likely to be more favorable than the terms of your investment, and possibly a lower purchase price per share.

Management Discretion as to Use of Proceeds. Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Projections and Forward-Looking Information. Any projections or forward-looking statements regarding our anticipated financial or operational performance are hypothetical and are based on management's best estimate of the probable results of our operations and will not have been reviewed by our independent accountants. These projections will be based on assumptions which management believe are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management's control. Therefore, actual results of operations will vary from such projections, and such variances may be material. Any projected results cannot be guaranteed.

The amount raised in this offering may include investments from company insiders or immediate family members. Officers, directors, executives, and existing owners with a controlling stake in the company (or their immediate family members) may make investments in this offering. Any such investments will be included in the amount raised reflected on the campaign page.

We are reliant on one main type of service. All of our current services are variants on one type of service, providing a platform for online capital formation. Our revenues are therefore dependent upon the market for online capital formation.

We may never have an operational product or service. It is possible that there may never be an operational Air Suspension Wheel or that the product may never be used to engage in transactions. It is possible that the failure to release the product is the result of a change in business model upon Company's making a determination that the business model, or some other factor, will not be in the best interest of Company and its stockholders/members/creditors.

Some of our products are still in prototype phase and might never be operational products. It is possible that there may never be an operational product or that the product may never be used to engage in transactions. It is possible that the failure to release the product is the result of a change in business model upon the Company's making a determination that the business model, or some other factor, will not be in the best interest of the Company and its stockholders.

Developing new products and technologies entails significant risks and uncertainties. We are currently in the research and development stage and have only manufactured a prototype for our Air Suspension Wheel. Delays or cost overruns in the development of our Air Suspension Wheel and failure of the product to meet our performance estimates may be caused by, among other things, unanticipated technological hurdles, difficulties in manufacturing, changes to design and regulatory hurdles. Any of these events could materially and adversely affect our operating performance and results of operations.

Minority Holder: Securities with Voting Rights The security type that an investor is buying has voting rights attached to them. However, you will be part of the minority shareholders of the Company and have agreed to appoint the Chief Executive Officer of the Company (the "CEO"), or his or her successor, as your voting proxy. You are trusting in management discretion in making good business decisions that will grow your investments. Furthermore, in the event of a liquidation of our Company, you will only be paid out if there is any cash remaining after all of the creditors of our company have been paid out.

You trust that management will make the best decision for the company. You are trusting in management discretion. You are buying securities as a minority holder and therefore must trust the management of the Company to make good business decisions that grow your investment.

Insufficient Funds The company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case it will cease operating and you will get nothing. Even if we sell all the common stock we are offering now, the Company will (possibly) need to raise more funds in the future, and if it can't get them, we will fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms.

This offering involves "rolling closings," which may mean that earlier investors may not have the benefit of information that later investors have. Once we meet our target amount for this offering, we may request that the crowdfunding platform instruct the escrow agent to disburse offering funds to us. At that point, investors whose subscription agreements have been accepted will become our investors.

All early-stage companies are subject to a number of risks and uncertainties, and it is not uncommon for material changes to be made to the offering terms, or to companies' businesses, plans or prospects, sometimes on short notice. When such changes happen during the course of an offering, we must file an amended to our Form C with the SEC, and investors whose subscriptions have not yet been accepted will have the right to withdraw their subscriptions and get their money back. Investors whose subscriptions have already been accepted, however, will already be our investors and will have no such right.

Our new product could fail to achieve the sales projections we expected. Our growth projections are based on an assumption that with an increased advertising and marketing budget our products will be able to gain traction in the marketplace at a faster rate than our current products have. It is possible that our new products will fail to gain market acceptance for any number of reasons. If the new products fail to achieve significant sales and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

We face significant market competition. We will compete with larger, established companies who currently have products on the market and/or various respective product development programs. They may have much better financial means and marketing/sales and human resources than us. They may succeed in developing and marketing competing equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that competitors will render our technology or products obsolete or that the products developed by us will be preferred to any existing or newly developed technologies. It should further be assumed that competition will intensify.

We are an early-stage company and have not yet generated any profits. GACW Incorported was formed on November 26th, 2019. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all business risks associated with new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market.

We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. GACW Incorporated. has incurred a net loss and has had limited revenues generated since inception. There is no assurance that we will be profitable in the next 3 years or generate sufficient revenues to pay dividends to the holders of the shares.

We are an early-stage company and have limited revenue and operating history The Company has a short history, few customers, and effectively no revenue. If you are investing in this company, it's because you think that Air Suspension Wheel is a good idea, that the team will be able to successfully market, and sell the product or service, that we can price them right and sell them to enough peoples so that the Company will succeed. Further, we have never turned a profit and there is no assurance that we will ever be profitable.

We have existing patents that we might not be able to protect properly One of the Company's most valuable assets is its intellectual property. The Company owns fourteen patents, trademarks, copyrights, Internet domain names, and trade secrets. We believe one of the most valuable components of the Company is our intellectual property portfolio; Due to the value, competitors may misappropriate or violate the rights owned by the Company. The Company intends to continue to protect its intellectual property portfolio from such violations. It is important to note that unforeseeable costs associated with such practices may invade the capital of the Company.

We have pending patent approval's that might be vulnerable. One of the Company's most valuable assets is its intellectual property. The Company's intellectual property such as patents, trademarks, copyrights, Internet domain names, and trade secrets may not be registered with the proper authorities. We believe one of the most valuable components of the Company is our intellectual property portfolio. Due to the value, competitors may misappropriate or violate the rights owned by the Company. The Company intends to continue to protect its intellectual property portfolio from such violations. It is important to note that unforeseeable costs associated with such practices may invade the capital of the Company due to its unregistered intellectual property.

Our trademarks, copyrights and other intellectual property could be unenforceable or ineffective. Intellectual property is a complex field of law in which few things are certain. It is possible that competitors will be able to design around our intellectual property, find prior art to invalidate it, or render the patents unenforceable through some other mechanism. If competitors are able to bypass our trademark and copyright protection without obtaining a sublicense, it is likely that the Company's value will be materially and adversely impacted. This could also impair the Company's ability to compete in the marketplace. Moreover, if our trademarks and copyrights are deemed unenforceable, the Company will almost certainly lose any potential revenue it might be able to raise by entering into sublicenses. This would cut off a significant potential revenue stream for the Company.

The cost of enforcing our trademarks and copyrights could prevent us from enforcing them. Trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our trademarks or copyrights, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome; or because we believe that the cost of enforcing our trademark(s) or copyright(s) outweighs the value of winning the suit in light of the risks and consequences of losing it; or for some other reason. Choosing not to enforce our trademark(s) or copyright(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into sublicenses, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our trademark(s) or copyright(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our industry. To be successful, the Company requires capable people to run its day-to-day operations. As the Company grows, it will need to attract and hire additional employees in sales, marketing, design, development, operations, finance, legal, human resources and other areas. Depending on the economic environment and the Company's performance, we may not be able to locate or attract qualified individuals for such positions when we need them. We may also make hiring mistakes, which can be costly in terms of resources spent in recruiting, hiring and investing in the incorrect individual and in the time delay in locating the right employee fit. If we are unable to attract, hire and retain the right talent or make too many hiring mistakes, it is likely our business will suffer from not having the right employees in the right positions at the right time. This would likely adversely impact the value of your investment.

Our ability to sell our product or service is dependent on outside government regulation which can be subject to change at any time. Our ability to sell product is dependent on the outside government regulation such as the Bureau of Industry and Security (BIS) and other relevant government laws and regulations. The laws and regulations concerning the selling of product may be subject to change and if they do then the selling of product may no longer be in the best interest of the Company. At such point the Company may no longer want to sell product and therefore your investment in the Company may be affected.

We rely on third parties to provide services essential to the success of our business. We rely on third parties to provide a variety of essential business functions for us, including manufacturing, shipping, accounting, legal work, public relations, advertising, retailing, and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. A disruption in these key or other suppliers' operations could materially and adversely affect our business. As a result, your investment could be adversely impacted by our reliance on third parties and their performance.

The Company is vulnerable to hackers and cyber-attacks As an internet-based business, we may be vulnerable to hackers who may access the data of our investors and the issuer companies that utilize our platform. Further, any significant disruption in service on GACW Inc. or in its computer systems could reduce the attractiveness of the platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technology. Any disruptions of services or cyber-attacks either on our technology provider or on GACW Inc. could harm our reputation and materially negatively impact our financial condition and business.

The imposition of tariffs, trade barriers, or other trade restrictions by the United States, China, or other governments could increase the cost of raw materials or components used in the manufacturing of the Air Suspension Wheel. Tariffs or restrictions could also impair our ability to sell, license, or distribute products internationally, which may materially and adversely affect our business, revenues, and financial condition.

We rely on a global supply chain for the sourcing of raw materials and components critical to the manufacture of our products. Disruptions due to geopolitical instability, natural disasters, pandemics, labor shortages, shipping delays, or other unforeseen events could delay production, increase costs, or negatively impact our ability to fulfill customer orders, materially affecting our operations and financial results.

The prices of key raw materials such as steel, nitrogen gas, and hydraulic fluids are subject to market volatility and inflationary pressures. Significant increases in raw material costs could materially increase our cost of goods sold. If we are unable to pass these cost increases on to customers through higher pricing, our profit margins and financial results could be adversely impacted.

A substantial portion of our early commercialization efforts are focused on the mining industry. A downturn in mining activity, reductions in capital expenditures by mining companies, falling commodity prices, or regulatory changes affecting mining operations could lead to reduced demand for our products, materially impacting our growth prospects and financial results.

Our business model anticipates generating revenue through licensing our technology to third parties. There can be no assurance that we will be successful in securing licensees, that licensees will achieve minimum performance thresholds, or that licensing agreements will generate anticipated revenues. Failure to establish or maintain successful licensing relationships could materially affect our business operations.

Our products may be subject to regulatory approval, certification requirements, or compliance standards in various jurisdictions. Failure to obtain necessary certifications or meet regulatory requirements in a timely manner could delay commercialization efforts, limit market access, or require costly modifications to our products, adversely impacting our financial results.

As a manufacturer of critical vehicle components, we are exposed to potential claims related to product defects, failures, or accidents allegedly caused by our products. A major defect, safety issue, or product recall could lead to significant costs, harm our reputation, and materially affect our financial condition and operating results.

While we maintain insurance coverage, there is no guarantee that insurance will be adequate to cover all potential liabilities. Significant uninsured losses or claims exceeding policy limits could materially and adversely affect our business, financial condition, and results of operations.

Our success depends heavily on the continued contributions of our key executives, engineers, and technical personnel. The loss of one or more key individuals could disrupt our operations, delay product development, or adversely affect our growth prospects. Our future success also depends on our ability to attract and retain additional skilled personnel.

Advances in competing wheel technologies, suspension systems, materials science, or other transportation innovations could render our technology obsolete or less competitive. Failure to innovate continuously and maintain technological leadership could materially and adversely impact our business and prospects.

Our operations and products could become subject to environmental regulations that impose restrictions, costs, or liabilities. Changes in environmental law, particularly relating to the use of materials or emissions from industrial equipment, could require costly compliance efforts or materially restrict our business operations.

While we have successfully field tested prototypes, scaling up to full commercial production may present significant challenges. We may encounter production delays, quality control issues, supply chain constraints, or unforeseen costs that could materially delay or impair our ability to fulfill customer orders and achieve profitability.

Our early revenues may be highly concentrated among a limited number of customers or pilot project partners. The loss of a major customer, or failure of a partner to proceed to full commercial orders, could materially and adversely affect our financial results.

Our growth strategy depends in part on the success of strategic partnerships, including licensees and pilot customers. If these partners fail to perform, breach agreements, or terminate relationships early, it could materially impact our ability to commercialize our technology and generate revenues.

A global economic downturn, inflationary environment, recession, or credit tightening could reduce capital expenditures by mining, transportation, and infrastructure companies — sectors that are primary targets for our products. Reduced customer spending could materially and adversely affect our revenues and growth prospects.

Unexpected warranty claims, field service issues, or customer dissatisfaction regarding maintenance requirements could materially affect our brand reputation, lead to significant unanticipated costs, and negatively impact future sales.

Because our business model involves physical manufacturing and R&D rather than software, our operations are highly capital intensive. Ongoing R&D expenditures, manufacturing investments, and IP protection costs could require more capital than anticipated, and failure to raise necessary capital on acceptable terms could limit our growth or force operational cutbacks.

We face competition from established global tire manufacturers with significantly greater financial, marketing, and R&D resources. These companies may develop competing non-pneumatic technologies, improve conventional tires to mitigate our competitive advantages, or employ aggressive pricing strategies, which could limit our market penetration and growth.

Certain members of our management and Board of Directors have other business interests that may occasionally conflict with the interests of the Company. There can be no assurance that potential conflicts of interest will be resolved in favor of the Company, which could materially and adversely affect investor interests.

The Air Suspension Wheel is designed for long-term use and durability, which may result in a longer sales cycle and lower recurring revenue compared to consumable products. The nature of the product lifecycle could impact cash flow predictability and the pace of revenue growth.

As we expand internationally, we may become subject to additional risks such as foreign currency exchange fluctuations, political instability, varying legal and regulatory requirements, and other complexities of operating in foreign jurisdictions.

These risks could adversely affect our international operations and financial performance.

Revenues and expenses incurred in foreign currencies could expose us to currency exchange rate fluctuations, which may materially impact our financial situation.

RESTRICTIONS ON TRANSFER

The common stock sold in the Regulation CF offering, may not be transferred by any purchaser, for a period of one-year beginning when the securities were issued, unless such securities are transferred: (1) to the Company; (2) to an accredited investor; (3) as part of an offering registered with the SEC; or (4) to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

SIGNATURES

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and

Regulation Crowdfunding (§ 227.100-503), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form to be signed on its behalf by the duly authorized undersigned on May 9, 2025.

GACW Incorporated

By: ZOLTAN KEMENY

Zoltan Kemeny

Title: President

GACW INCORPORATED FINANCIAL STATEMENTS